                                                                   EXHIBIT 10.22

                                                                       #1(b)

KNOW ALL MEN BY THESE PRESENTS:

THIS AMENDMENT AGREEMENT is made and entered into this 30th day of March 1993, by and among

         HOPEWELL ENERGY INTERNATIONAL LIMITED, a private corporation duly organized and existing under the laws of Hong Kong, with its principal address at the 64th Floor, Hopewell Centre, 183 Queen's Road East, Hong Kong, represented herein by its Director, Stewart WG Elliott, who is duly authorized to represent it in this Agreement, hereinafter referred to as HOPEWELL;

         NATIONAL POWER CORPORATION, a government owned and controlled corporation duly organized and existing under and by virtue of Republic Act No. 6395, as amended, with its principal office at the corner of Agham Road and Quezon Avenue, Diliman, Quezon City, Philippines, represented herein by its President, Pablo Malixi, who is duly authorized to represent it in this Agreement, hereinafter referred to as NAPOCOR; and

         HOPEWELL POWER (PHILIPPINES) CORP., a corporation duly organized and existing under the laws of the Philippines, with office address at Suite 202, C.T.C. Building, 2232 Roxas Boulevard, Pasay City, Philippines, represented herein by its Director, Edgardo Bautista, who is duly authorized to represent it in this Agreement, hereinafter referred to as HOPEWELL PHILIPPINES.

WHEREAS, HOPEWELL, NAPOCOR and HOPEWELL PHILIPPINES are parties to an energy conversion agreement (the "Project Agreement") dated 9th November 1991, as supplemented by an Accession Undertaking dated 28th January 1992 and amended by a letter-agreement dated 9th December 1992, whereby HOPEWELL agreed to design, build and operate a coal-fired thermal power station in the Philippines and transfer the same to NAPOCOR on the Transfer Date (as defined therein).

WHEREAS, the parties desire to amend certain provisions of the Project Agreement as hereinafter provided.

NOW, THEREFORE, the parties hereto agree as follows:

1.       Interpretation.

         Terms defined in the Project Agreement shall bear the same meanings herein. Section headings are inserted for ease of reference only and shall not be construed as interpretation of text. In this Amendment Agreement, words denoting the singular number includes the plural and vice-versa.

2.       Amendments.

2.1 Articles 2.4, 3.6(i) and (ii), 3.7, 28.2(iv) and 28.4 of the Project Agreement are hereby amended as follows:

                  2.4 THE SITE. NAPOCOR shall make full access available to and from the Site to HOPEWELL, its employees, contractors, sub-contractors and advisors along the Access Road (and for such purpose construct on a timely basis and maintain at NAPOCOR's cost the Access Road), for the purpose of constructing and operating the Power Station, at no cost to HOPEWELL, for the period from the Effective Date until the Transfer Date and shall make available reasonable access to and from the Site between the date hereof and the Effective Date for the purpose of allowing preliminary contract works. Subject to NAPOCOR providing the necessary and timely access and land for the purpose, HOPEWELL shall be responsible for the construction, maintenance and cost of the Bridge and the construction, maintenance and operation of the water pipeline from Palsabangan River to the Site, including the raw water intake, pump station and all related structures and facilities.

         3.6      ROADS AND ELECTRICITY. NAPOCOR shall at its own cost:

                  (i) ensure that there is provided to the Site by not later than 31st December 1993 the Access Road capable of taking traffic to and from the Site (and shall maintain and repair the Access Road to ensure that it is so capable at all times);

                  (ii) provide on a timely basis all land required by HOPEWELL in connection with the construction of the Bridge and the pipeline and related facilities referred to in Article 2.4 and ensure that there is provided to and from the Site access along the Access Road from the National Highway on the mainland to the Bridge and from the Bridge to the Site, in each case in accordance with the requirements of the Seventeenth Schedule (Access Road and Bridge Specifications);

         3.7 SITE. NAPOCOR shall, at its own cost, give vacant possession of the Site to HOPEWELL by not later than the Effective Date and hereby warrants to HOPEWELL that the Site will be owned by NAPOCOR free from all liens and encumbrances and warrants and guarantees to HOPEWELL its peaceful and exclusive possession of the Site from the Effective Date to the Transfer Date. NAPOCOR shall, at its expense, take all steps necessary to ensure that it has registered legal title to the Site in its name and, when requested by HOPEWELL, shall execute such instruments as may be necessary to permit the annotation thereon of HOPEWELL's right to use the Site under this Agreement and the assignment of the same for the purpose of arranging financing for the Project. The Power Station will be located at the Site, which (a) shall be made available to HOPEWELL at no cost to HOPEWELL for the period from the Effective Date until the Transfer Date and (b) shall not be used for any purpose other than for power generation and support activities as contemplated herein without the prior consent of NAPOCOR.

         28.2(iv) a copy of an absolute deed of sale conveying title to the Site to NAPOCOR in a manner satisfactory to HOPEWELL, certified by the corporate secretary of NAPOCOR in a manner satisfactory to HOPEWELL or in lieu thereof, evidence satisfactory to HOPEWELL that the appropriate trial court has issued a judicial order of condemnation and resolved any motion for reconsideration of such order in favor of NAPOCOR in expropriation proceedings for the Site, and evidence that NAPOCOR has taken steps to acquire the right of way for the Access Road;

         28.4 In the event that (i) NAPOCOR for any reason is unable by 31st December 1993 to obtain either registered legal title to the Site in its name or a final condemnation order in respect of the Site, or (ii) NAPOCOR is found by the courts to be not entitled to expropriate the Site or any portion thereof, or (iii) any of the owners of the Site or any other person (other than NAPOCOR) is restored in, or awarded, the possession of the Site or any portion thereof, or (iv) NAPOCOR for any reason fails to provide HOPEWELL with peaceful and exclusive possession of the Site at any time from the Effective Date to the Transfer Date, or (v) NAPOCOR fails to complete the Access Road by 31st December 1993, or (vi) fails on a timely basis to provide use or access to land or rights of way necessary for the construction, maintenance, and operation of the water pipeline and related facilities referred to in
         Article 2.4, or (vii) any of the approvals, consents, registrations, exemptions or other rights, laws or regulations referred to in Articles
         28.2 or 28.3 or the Ninth Schedule (Documentary Requirements for the Effective Date), is subsequently terminated, withdrawn, rescinded or amended or any new required extension, approval, consent or registration cannot be obtained and as a result thereof the interest of HOPEWELL in the Site, the Project or the Power Station and/or HOPEWELL's economic return (net of tax or other imposition) on its investment is materially reduced, prejudiced or otherwise adversely affected (including, without limitation, any restriction on the ability to remit funds in dollars outside of the Philippines), then the parties hereto shall meet and endeavour to agree on amendments to this Agreement and if after 60 days no such agreement has been reached the provisions of Article 8.5 shall apply.

2.2 The second paragraph of the Seventeenth Schedule to the Project Agreement is hereby amended as follows:

                  SPECIFICATIONS

                  The Access Road and Bridge shall be capable of taking, carrying and handling the loads of all types of vehicles in all weather conditions during the construction, operation and maintenance of the Power Station and shall be completed not later than 31st December 1993.

3.       References to the Project Agreement.

         Any reference in the Project Agreement, the Accession Undertaking or the Amendment Agreement to "this Agreement" and any other reference, whether express or implied to a clause or provision of the Project Agreement shall be deemed to be a reference to the Project Agreement and to a clause or provision thereof as hereby amended.

4.       Effectiveness.

         This Amendment Agreement shall take effect on the date hereof. Unless otherwise expressly provided herein, no provision hereof shall be deemed to amend the provisions of the Project Agreement, which provisions shall remain in full force and effect.

5.       Miscellaneous.

         The provisions of Clauses 20, 22 and 24 of the Project Agreement shall apply to this Amendment Agreement as if the same were herein repeated in full mutatis mutandis.

IN WITNESS WHEREOF, this Amendment Agreement has been executed by the parties through their duly authorized representatives on the day and year first above written at Quezon City.


                                        HOPEWELL ENERGY INTERNATIONAL LIMITED

                                        By: /s/ Stewart WG Elliott
                                           ----------------------------------
                                           Stewart WG Elliott
                                           Director

                                        NATIONAL POWER CORPORATION

                                        By: /s/ Pablo Malixi
                                           ----------------------------------
                                           Pablo Malixi
                                           President

                                        HOPEWELL POWER (PHILIPPINES) CORP.

                                        By: /s/ Edgardo Bautista
                                           ----------------------------------
                                           Edgardo Bautista
                                           Director

CONSENT

The foregoing Amendment Agreement has been executed with our acknowledgment and consent.

REPUBLIC OF THE PHILIPPINES
(As Guarantor under the
Performance Undertaking
dated January 29, 1992)



By: /s/ illegible
    --------------------------
    Under Secretary of Finance